UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2010

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-31719

Delaware	13-4204626
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Oceangate, Suite 100
Long Beach, California	90802
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (562) 435-3666
Former name or former address, if changed since last report: Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On August 10, 2010, Molina Healthcare, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J. P. Morgan Securities Inc., as representatives of the several underwriters (the “Underwriters”), and Molina Siblings Trust (the “Selling Stockholder”). The Underwriting Agreement relates to the public offering of 4,000,000 shares of the Company’s common stock, par value $0.001 per share, at a price to the public of $27.00 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Company will sell 4,000,000 shares in the Offering. The Company and the Selling Stockholder have also granted the Underwriters a 30-day option to purchase up to 350,000 shares of common stock and up to 250,000 shares of the common stock, respectively, to cover overallotments, if any, at the public offering price, less the underwriting discount.
     The Company expects that the net proceeds of this Offering to the Company, after deducting the underwriting discount and estimated expenses, will be approximately $102.3 million (approximately $111.3 million if the Underwriters’ overallotment option is exercised in full). The Company intends to use the net proceeds from the offering to reduce its borrowings under its $200 million senior secured credit facility, which credit facility had an outstanding balance of $105.0 million as of July 30, 2010. The Company will not receive any of the proceeds from the sale of common stock by the Selling Stockholder.
     The Underwriting Agreement contains representations, warranties and covenants by the Company and the Selling Stockholder. It also provides for indemnification by each of the Company, the Selling Stockholder and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. In addition, the Company’s executive officers and directors, the Selling Stockholder and other significant stockholders have agreed, subject to certain limited exceptions, not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock for 90 days after the date of the prospectus supplement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and J. P. Morgan Securities Inc.
     The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
     The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-155995) filed with the Securities and Exchange Commission on December 8, 2008 and declared effective on December 19, 2008, and the related prospectus supplement and accompanying prospectus. The Offering is expected to close on August 13, 2010, subject to customary closing conditions.
     The opinion of the Company’s counsel as to the legality of the Common Stock to be sold in the Offering is filed as Exhibit 5.1 to this Form 8-K.
Item 7.01. Regulation FD Disclosure.
In a press release dated August 10, 2010, the Company announced that it priced its previously announced underwritten public offering of 4,000,000 shares of its common stock. A copy of the press release is attached hereto as Exhibit 99.1, the text of which is incorporated herein by reference.
The information in this Item 7.01 of this Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement, dated August 10, 2010

5.1	Opinion of Boutin Gibson Di Giusto Hodell Inc.

23.1	Consent of Boutin Gibson Di Giusto Hodell Inc. (included in Exhibit 5.1)

99.1	Press release of Molina Healthcare, Inc. issued August 10, 2010, regarding the pricing of its offering of common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2010	MOLINA HEALTHCARE, INC.
	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Vice President — General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated August 10, 2010
5.1	Opinion of Boutin Gibson Di Giusto Hodell Inc.
23.1	Consent of Boutin Gibson Di Giusto Hodell Inc. (included in Exhibit 5.1)
99.1	Press release of Molina Healthcare, Inc. issued August 10, 2010, regarding the pricing of its offering of common stock.

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